Exhibit 10.7

MEMBERSHIP INTEREST PURCHASE AGREEMENT

This Membership Interest Purchase Agreement (“Agreement”) is entered into as of June 25, 2012, by and among Nxt-ID, Inc. (the “Purchaser”) and 3D-ID, LLC (the “Seller”).

RECITALS

A.                The Seller has operated a business under the name “3D-ID” (the “Company”).

B.                 The Seller is offering for sale to the Purchaser 100 percent of the equity of the Company (as identified by the “Membership Interests”) less certain selected liabilities associated with such business pursuant to the terms of this Agreement as described herein.

Now, Therefore, in consideration of the mutual premises and covenants herein, the parties, intending to be legally bound, agree as follows:

1.	Assumed and Excluded Assets and Liabilities
1.1	Sale of Membership Interests.

On the terms and subject to the conditions of this Agreement, and except as provided in Section 1.2, the Seller is hereby transfering, conveying and assigning (or causing to be transferred, conveyed and assigned) to the Purchaser, and the Purchaser is hereby purchasing and acquiring from the Seller, simultaneously with the execution of this Agreement, 100% of the Membership Interests of the Company, including all of the Company’s right, title and interest in and to certain assets that are used in the Company’s business (the “Purchased Assets”). As used herein the term “Purchased Assets” means those assets specifically identified on Schedule 1.1 hereto.

1.2	Assumed Liabilities.

There are no assumed liabilities as part of this Agreement.

1.3	Excluded Liabilities.

The Purchaser is not assuming any other obligations or liabilities of the Company or the Seller.

1.4	Allocation of Taxes.

Not applicable.

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2.	PURCHASE PRICE
2.1	Purchase Price.

Upon the terms and subject to the conditions set forth in this Agreement, the aggregate purchase price (the “Purchase Price”) paid by the Purchaser for the Membership Interests of the Company, simultaneously with the execution of this Agreement, is TWENTY MILLION (20,000,000) SHARES OF COMMON STOCK OF NXT-ID, INC.

2.2	Payment of Purchase Price.

The Purchaser has paid the Cash Consideration on the date hereof in immediately available funds. For the purposes of this Agreement, “Transactional Agreements” shall mean: (a) this Agreement; and (b) the Bill of Sale, Assignment and Assumption Agreement in the form of Exhibit A hereto.

3.	CLOSING
3.1	Closing.

The closing (the “Closing”) shall take place at the offices of Gersten Savage LLP, 600 Lexington Avenue, New York, New York 10022, on the date of, and simultaneously with, the execution of this Agreement (such date is hereinafter referred to as the “Closing Date”).

3.2	Effectiveness.

The transactions contemplated by this Agreement shall be effective as of 6:00 p.m., New York Time, on the Closing Date and all references herein to the Closing Date shall be as of such time on the Closing Date.

3.3	Seller’s Obligations.

At the Closing, the Seller has delivered or caused to be delivered to the Purchaser, each of the Transactional Agreements, duly executed by such party.

3.4	The Purchaser’s Obligations.

At the Closing, the Purchaser has delivered:

(a)                the Purchase Price; and

(b)               the Transactional Agreements, duly executed by such party.

3.5	Passage of Title: Risk of Loss: Delivery.

Legal and equitable title and risk of loss with respect to Membership Interests, including all of the Purchased Assets passes to the Purchaser on transfer of such assets at the Closing. The Seller is making available to the Purchaser all of the Purchased Assets at the Closing; provided, however, that the expenses of retrieving, removing and transferring the Purchased Assets shall be borne exclusively by the Purchaser.

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4.	Representations and Warranties of the SELLER

Except as specifically set forth in the Disclosure Schedules attached to this Agreement, the Seller hereby represents and warrants to the Purchaser as follows:

4.1	Authority; Binding Nature of Agreements.

The Seller has the absolute and unrestricted right, power and authority to enter into and to perform its respective obligations under this Agreement and the other Transactional Agreements to which it is contemplated to be a party, and the execution, delivery and performance by the Seller of this Agreement and such Transactional Agreements have been duly authorized by all necessary action on the part of the Seller. This Agreement and the other Transactional Agreements constitute, or upon execution and delivery will constitute, the legal, valid and binding obligations of the Seller, enforceable against the Seller in accordance with their respective terms.

4.2	Title to Assets; Disclaimer of Warranties.

In connection with the consummation of the transactions contemplated by this Agreement, the Seller has sold, assigned, transferred and conveyed all of its right, title and interest in and to the Purchased Assets via the sale of 100% of the Membership Interests of the Company to the Purchaser “as is” and “where is.” The Purchaser has acquired the Membership Interests and all Purchased Assets free and clear of all indebtedness for borrowed money any other liens, except the following: (i) mechanics’, carriers’, worker’s and other similar liens arising in the ordinary course of business; and (ii) liens for current taxes not yet due and payable. Except as expressly provided in this Agreement, to the fullest extent permitted by law, the Seller has not made, and does not make, any representations or warranties whatsoever with respect to the Purchased Assets. To the fullest extent permitted by law, the Seller expressly disclaims, releases and renounces all other warranties, obligations and liabilities, express or implied, arising by law or otherwise, with respect to, including, but not limited to, (i) any implied warranty of merchantability or fitness for a particular purpose; and (ii) any implied warranty arising from course of performance, course of dealing or usage of trade.

5.	Representations and Warranties of the Purchaser

The Purchaser hereby represents and warrants to the Seller as follows:

5.1	Organization, Qualification.

The Purchaser is a Delaware corporation. The Purchaser has all requisite corporate or other power and authority to own and operate its properties and assets, to execute and deliver this Agreement and all other Transactional Agreements contemplated to be executed and delivered by the Purchaser, and to carry out the provisions of this Agreement and such other Transactional Agreements, and to carry on its business as presently conducted and as presently proposed to be conducted.

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5.2           Authority; Binding Nature of Agreements.

The Purchaser has the absolute and unrestricted right, power and authority to enter into and to perform its respective obligations under this Agreement and the other Transactional Agreements to which it is contemplated to be a party, and the execution, delivery and performance by the Purchaser of this Agreement and such Transactional Agreements have been duly authorized by all necessary action on the part of the Purchaser. This Agreement and the other Transactional Agreements constitute, or upon execution and delivery will constitute, the legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms.

5.3           Purchaser Acknowledgement.

The Purchaser acknowledges and agrees that at the Closing, the Seller is selling and conveying all of its rights, title and interest in and to the Membership Interests and Purchased Assets to the Purchaser and the Purchaser is accepting the Purchased Assets “as is, where is and with all faults,” except as expressly stated herein. The Purchaser has not relied and will not rely on, and the Seller is not liable for or bound by, any express or implied warranties, guarantees, statements, representations or information pertaining to the Purchased Assets or relating thereto made or furnished by the Seller or its representatives, to whomever made or given, directly or indirectly, orally or in writing, expect as expressly stated herein. The Purchaser also acknowledges that the purchase price of the Purchased Assets reflects and takes into account that the Purchased Assets are being sold “as is, where is, and with all faults,” expect as expressly stated herein. The Purchaser acknowledges to the Seller that the Purchaser has had the opportunity to conduct prior to the Closing such inspections and investigations of the Purchased Assets as the Purchaser deems necessary or desirable to satisfy itself as to the Purchased Assets and the Purchaser’s acquisition thereof. The Purchaser hereby assumes the risk that adverse matters including, but not limited to, latent or patent defects, adverse physical or other adverse matters may not have been revealed by the Purchaser’s review and inspections and investigations.

6.	POST-CLOSING COVENANTS OF THE PARTIES

6.1           Transfer of Intellectual Property.

From and after the Closing and at the Purchaser’s expense, the Seller shall execute all such instruments or documents and take all such other actions as the Purchaser may reasonably request to transfer the Intellectual Property (as defined in Schedule 1.1) from the Seller to the Purchaser. Without cost or expense to the Seller, the Seller shall cooperate with the Purchaser and any other appropriate agency in order to successfully transfer the Intellectual Property from the Seller to the Purchaser and in the protection of the Purchaser’s right to the Intellectual Property in the future.

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6.2           Other Transfers and Assignments.

The Seller will cooperate with the Purchaser, at the Purchaser’s expense, in notifying any permitting agencies in connection with the transfer of any permits that constitute Purchased Assets. The Seller has not obtained, from the other party thereto, consent to transfer or assign to the Purchaser the agreements set forth on Schedule 6.2(a) hereof and such agreements are not being tranferred or assigned by the Seller to the Purchaser at the Closing. The Seller agrees to cooperate with the Purchaser, at the Purchaser’s expense, in obtaining any necessary consents to the transfer or assignment to the Purchaser of any such agreement and to assign or transfer such agreement to the Purchaser, at the Purchaser’s expense, if and when such consent is obtained. Furthermore, the Seller has not obtained, from the landlord thereunder, consent to transfer or assign to the Purchaser the real estate leases set forth on Schedule 6.2(b) (the “Leases”) and such Leases are not being transferred or assigned by the Seller to the Purchaser at the Closing. Notwithstanding the foregoing, the Seller may determine in its sole discretion to agree, on such terms reasonably satisfactory to the Seller and at the Purchaser’s expense, to permit the Purchaser to act as the Seller’s subcontractor under the Lease or to enter into a similar arrangement whereby in each case the Purchaser shall perform all of the obligations of the Seller under such Lease until the landlord under the Lease provides such consent to the transfer or assignment of the Lease or the Lease is otherwise terminated and the Purchaser is able to enter into a substitute arrangement; provided in each case that the Purchaser holds the Seller harmless against any loss, obligation, claim, liability, settlement, payment, award, judgment, fine, penalty, interest charge, expense, damage or deficiency or other charge (a “Loss”) arising from or under the Lease on or after the Closing, including any breach of the Lease, any act or omission of the Purchaser or the Seller in performing under such Lease or any failure to obtain the necessary consents to the transfer or assignment of such Lease.

6.3           Further Assurance.

Each party agrees, at the other party’s expense, to execute such documents and render all such assistance as such party reasonably requests from time to time for the purpose of effecting the sale of the Purchased Assets. Each party further agrees that it shall afford to the other party hereto, as may be reasonably requested, reasonable access to the books and records of such party relating to the Purchased Assets as may be necessary for purposes of effecting the sale of the Purchased Assets.

7.	INDEMNIFICATION
7.1	Indemnification by the Seller.

The Seller shall indemnify and save harmless the Purchaser, its successors and permitted assigns, and their shareholders, affiliates, officers, directors and agents from, against, for and in respect of any Loss incurred or required to be paid by the Purchaser arising out of or relating to any breach of any representation of the Seller contained in Section 4.1 or 4.2 of this Agreement.

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7.2	Indemnification by the Purchaser.

The Purchaser shall indemnify and save harmless the Seller, its successors and permitted assigns, and their shareholders, affiliates, officers, directors and agents from, against, for and in respect of any Loss incurred or required to be paid by the Seller arising out of or relating to (a) any breach of any representation of the Purchaser in this Agreement or other document delivered herewith at the Closing, (b) any failure of the Purchaser to comply with, or any breach or nonfulfillment by the Purchaser of, any covenant, agreement or obligation of the Purchaser set forth in this Agreement or other document delivered herewith at the Closing, or (c) any failure of the Purchaser to timely pay, perform or discharge any Assumed Liability.

7.3	Notice and Defense of Claims.

(a)                Notice. The party seeking indemnification (the “Indemnified Party”) shall give prompt written notice to the other party to this Agreement (the “Indemnifying Party”) of any claim or event known to it which does or may give rise to a claim by the Indemnified Party against the Indemnifying Party hereunder, stating the nature and basis of said claims or events and the amounts thereof, to the extent known, and in the case of any claim, action, suit or proceeding brought by any third party, a copy of any claim, process or legal pleadings with respect thereto promptly after any such documents are received by the Indemnified Party.

(b)               Third Party Claims or Actions. In the event any claim, action, suit or proceeding is made or brought by any third party against a party indemnified hereunder, with respect to which the Indemnifying Party may have liability hereunder, the Indemnifying Party shall be entitled to participate in, and, to the extent that it shall wish, to assume the defense, with independent counsel reasonably satisfactory to the Indemnified Party.

7.4	Cooperation.

The parties hereto agree, at the other party’s expense, to render to each other such assistance as they may reasonably require of each other and to cooperate in good faith with each other in order to ensure the proper and adequate defense of any claim, action, suit or proceeding brought by any third party.

7.5	Limits on Indemnification Obligations.

Notwithstanding anything herein to the contrary, the obligations of the Seller pursuant to Section 7.1 shall be limited to an amount equal to the Purchase Price.

8.	Miscellaneous
8.1	Governing Law.

This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Delaware (without giving effect to principles of conflicts of laws).

8.2	Survival.

The representations, warranties, covenants and agreements made herein or in any other Transactional Agreement of the Purchaser hereto shall survive the Closing. None of the representations, warranties, covenants or agreements in this Agreement or in any other Transaction Agreement of the Seller shall survive the Closing, other than those representations and warranties set forth in Sections 4.1 and 4.2 hereof and those covenants or agreements of the Seller which by their terms apply, or are to be performed in whole or in part, after the Closing.

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8.3	Notice.

Any notice required or permitted to be given under this Agreement shall be in writing and shall be personally or sent by certified or registered United States mail, postage prepaid, or sent by nationally recognized overnight express courier and addressed as follows:

(a) If to the Seller:

1721 Winding Ridge Circle SE

Palm Bay, FL 32909

(b) If to the Purchaser:

Nxt-ID, Inc.,

One Reservoir Corporate Centre

4 Research Drive, Suite 402

Shelton, CT 06484

8.4           No Assignment.

Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

8.5	Entire Agreement.

This Agreement, the Schedules and Exhibits hereto and the other Transactional Agreements, and the other documents delivered expressly hereby or thereby, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof, and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

8.6	Severability.

If any provision of this Agreement, or application thereof, shall be held by a court of competent jurisdiction to be unenforceable, such provision shall be enforced to the greatest extent permitted by law and the remainder of this Agreement shall remain in full force and effect.

8.7           Amendment and Waiver.

This Agreement may be amended or modified only upon the mutual written consent of each of the parties hereto.

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8.8	Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

8.9	Section Headings and References.

The table of contents and headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to Sections and subsections herein shall be to Sections and subsections hereof unless otherwise specified.

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IN WITNESS WHEREOF, the parties have duly executed or caused this Agreement to be duly executed on the date first above written.

3D-ID LLC

By: /s/ Gino Pereira
Name: Gino Pereira
Title Managing Member

Holders of Membership Interests of 3D-ID LLC

Gino Pereira	60%
Holder	% Owned

David Tunnell	40%
Holder	% Owned

Nxt-ID, Inc.

By: /s/ Gino Pereira
Name: Gino Pereira
Title: Chief Executive Officer

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SCHEDULE 1.1

Purchased Assets

The Purchased Assets consists of the right, pursuant to those certain license agreements, to utilize the following assets:

Patent Title	Serial/Patent/ Registration Number
Method and Apparatus for High Resolution Three Dimensional Display	6,064,423
Omni-Directional Cameras	D436,612
High Speed Three Dimensional Imaging Method	6,028,672
Method and System for Three-Dimensional Imaging Using Light Pattern Having Multiple Sub-Patterns	6,700,669
Method And Apparatus for Omnidirectional Three Dimensional Imaging	6,744,569
Face Recognition System and Method	7,221,809
A System and a Method for Three-Dimensional Imaging Systems	7,349,104
Method and Apparatus for an Interactive Volumetric Three Dimensional Display	7,098,872
Face Recognition System and Method	7,876,931
Method and Apparatus for Omni-Directional Video Surveillance System	7,940,299
A System and a Method for a Smart Surveillance System	7,358,498
A High Speed Three Dimensional Imaging Method	6,147,760
Method And Apparatus for Modeling Via a Three-Dimensional Image Mosaic System	6,819,318
Method and System for a Three Dimensional Facial Recognition System	7,804,997
Method and Apparatus for Omni-Directional Three-Dimensional Imaging	6,304,285
Method and Apparatus for Generating Structural Pattern Illumination	6,937,348
Method and apparatus for generating 3D face models from one camera	7,103,211
Interactive try-on platform for eyeglasses	7,016,824
Method and system for generating fully-textured 3D	6,999,073
Method and apparatus for generating a 3D region from a surrounding imagery	6,563,499
Generating 3D models by combining models from a video-based technique and data from a structured light source	6,529,627
Method and apparatus for generating mesh models of 3D objects	6,529,192
Method and apparatus for generating patches from a 3D mesh model	6,518,963
Generating 3-D models using a manually operated structured light source	6,415,051

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EXHIBIT A

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